                                                                 Exhibit 10(m)-2
                                AMENDMENT NO. 1

                                      TO

                   PP&L OFFICERS DEFERRED COMPENSATION PLAN

     WHEREAS, PP&L, Inc. ("Company") has adopted the PP&L Officers Deferred

Compensation Plan ("Plan") effective July 1, 1985; and

     WHEREAS, the Plan was amended and restated effective January 1, 1999; and

     WHEREAS, the Company desires to further amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows:

 I. Effective September 14, 1998, Articles 1, 2, 3, 5, 7, 9 and 10 are amended to read:

1. PURPOSE. The purpose of this Officers Deferred Compensation Plan is to provide certain executive officers of PP&L, Inc. and other Participating Companies an additional means to increase their incomes after retirement or disability, and in order to meet other important personal and financial needs.

2.   DEFINITIONS.

     (a) "ACCOUNT" means the account of Deferred Cash Compensation and Deferred Cash Awards established solely as a bookkeeping entry and maintained under paragraph 5 of this Plan.

     (b) "AFFILIATED COMPANY" OR "AFFILIATED COMPANIES" shall mean any parent or subsidiaries of PP&L (or companies under common control with PP&L) which are members of the same controlled group of corporations (within the meaning of section 1563(a) of the Code) as PP&L.

     (c) "CASH AWARD" means any incentive awards payable under the executive incentive awards program prior to any deferrals under this Plan.

     (d) "CASH COMPENSATION" means base salary prior to any deferrals to this Plan or the Deferred Savings Plan.

     (e) "CHANGE IN CONTROL" means any one of the following events: (a) any change in control of Resources of a nature that would be required to be reported in response to Item 1(a) of Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Resources cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; (c) any person (within the meaning of section 13(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of Resources representing 20% or more of the combined voting power of Resources' then outstanding securities entitled to vote generally in the election of directors; (d) the approval by the stockholders of Resources of any merger or consolidation of Resources with any other corporation or the sale or other disposition of all or substantially all of the assets of Resources to any other person or persons unless, after giving effect thereto, (1) holders of Resources' then outstanding securities entitled to vote generally in the election of directors will own a majority of the outstanding stock entitled to vote generally in the election of directors of the continuing, surviving or transferee corporation or any parent (within the meaning of Rule 12b-2 under the Exchange Act) thereof and (2) the incumbent members of the Board of Resources as constituted immediately prior thereto shall constitute at least a majority of the directors of the continuing, surviving or transferee corporation and any parent thereof; or (e) the Board of Resources adopts a resolution to the effect that a "Change in Control" has occurred or is anticipated to occur.

     (f) "DEFERRED CASH AWARD" means the Cash Award of a Participant deferred under paragraph 4 of this Plan.

     (g) "DEFERRED CASH COMPENSATION" means the Cash Compensation of a Participant deferred under paragraph 4 of this Plan.

     (h) "DEFERRED SAVINGS PLAN" means the PP&L Deferred Savings Plan.

     (i) "EBPB" means Employee Benefit Plan Board, the members of which are appointed by the Board of Directors of PP&L.

     (j) "ESOP" means the PP&L Employee Stock Ownership Plan.

     (k) "PARTICIPANT" means an eligible officer of a Participating Company who elects to defer Cash Compensation and/or Cash Awards under this Plan.

     (l) "PARTICIPATING COMPANY" means PP&L, PP&L EnergyPlus Co., and each other Affiliated Company that is designated by the Board of Directors of PP&L to adopt this Plan by action of its board of directors or other governing body.

     (m) "PLAN" means this Officers Deferred Compensation Plan as set forth herein and as hereafter amended from time to time.

     (n) "PP&L" means PP&L, Inc.

     (o) "PP&L RESOURCES" shall mean PP&L Resources, Inc.

     (p) "RETIREMENT PLAN" means the PP&L Retirement Plan.

     (q) "TOTAL AMOUNT PAYABLE" means the amount credited to a Participant's Account plus interest.

The masculine pronoun shall be deemed to include the feminine and the singular to include the plural unless a different meaning is plainly required by the context.

3. ELIGIBILITY. All officers of PP&L in PP&L Salary Grades I through IV and any officer of a Participating Company who is designated as eligible in a resolution adopted by the board of directors of such Participating Company shall be eligible to participate in this Plan.

5. ACCOUNT. PP&L shall maintain an Account in the name of each Participant. Such Account shall be maintained as follows:

     (c) Within sixty (60) days of the close of any calendar year during which Participant authorized salary reduction contributions to the Deferred Savings Plan, PP&L will credit Participant's Account with the difference, if any, between the Participating Company matching contributions Participant would have received for the prior calendar year under the Deferred Savings Plan if Participant had participated in the Deferred Savings Plan based on Participant's Cash Compensation and the actual Participating Company matching contributions allocated to Participant's Account in the Deferred Savings Plan for the prior calendar year. Participant will forfeit any such allocation to his Account if Participant terminates employment with all Participating Companies at a time when Participating Company matching contributions under the Deferred Savings Plan are not vested under that plan.

     (d) At the time when any allocations are made under ESOP for contributions under Article IV of that plan, PP&L will credit Participant's Account with an amount equal to the difference, if any, between the value of PP&L contributions that would have been made under ESOP based on Participant's Cash Compensation and the value of PP&L contributions actually made for Participant under ESOP.

7.   SUPPLEMENTAL PAYMENTS.

     (b) Any Participant who terminates employment with PP&L or an Affiliated Company (by retirement or otherwise) under circumstances where PP&L or an Affiliated Company has requested or demanded such termination of employment for proper cause (including, without limitation, theft, fraud, breach of any fiduciary duty, misrepresentation, deceit, illegal or criminal act(s)) shall have no right to receive any payment from this Plan under paragraph 7(a). The preceding sentence shall not apply to any Participant who terminates employment with PP&L or an Affiliated Company within three (3) years after the effective date of a Change in Control.

9.   MISCELLANEOUS.

     (a) If the person to receive payment is a minor, or is deemed by the EBPB or is adjudged to be legally incompetent, the payments shall be made to the duly appointed guardian or committee of such minor or incompetent, or they may be made to such person or persons who the EBPB believes are caring for or supporting such minors or incompetents.

     (b) Nothing in this Plan shall confer any right on any Participant to continue in PP&L's or in an Affiliated Company's employ or to receive compensation, nor shall anything in this Plan affect in any way the right of PP&L or an Affiliated Company to terminate any Participant's employment at any time.

     (c) The expenses of administration hereunder shall be borne by PP&L.

     (d) This Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Pennsylvania.

     (e) All payments from this Plan shall be made from the general assets of PP&L or an Affiliated Company. This Plan shall not require PP&L or an Affiliated Company to set aside, segregate, earmark, pay into trust or special account or otherwise restrict the use of its assets in the operation of the business. Participant shall have no greater right or status than as an unsecured general creditor of PP&L or an Affiliated Company with respect to any amounts owed to Participant hereunder.

10. TERMINATION OR AMENDMENT. The Board of Directors may, in its discretion, terminate and amend this Plan from time to time. In addition, the Employee Benefit Plan Board may make such amendments to the Plan as it deems necessary or desirable except those amendments which substantially increase the cost of the Plan to PP&L or a Participating Company or significantly alter the benefit design or eligibility requirements of the Plan. Each amendment to the Plan will be binding on each Participating Company. No termination or amendment shall (without Participant's consent) alter: a) Participant's right to payments of amounts previously credited to Participant's Account, which amounts shall continue to earn interest as provided for herein as though termination or amendment had not been effected, b) the amount or times of payment of such amounts which have commenced prior to the effective date of such termination or amendment, or
     c) the rights set forth in paragraph 5 to designate beneficiaries in the event of Participant's death or alter Participant's right to monthly supplemental payments under paragraph 7; provided, however, that no such consent may accelerate the Participant's payments. Notwithstanding the foregoing, if PP&L is liquidated, the EBPB shall have the right to determine the Total Amount Payable and any monthly supplemental payments payable under paragraph 7 to Participant, and to cause the amount so determined to be paid in one or more installments or upon such other terms and conditions and at such other time (not beyond the time provided for herein) as the EBPB determines to be just and equitable. Any determinations made pursuant to the preceding sentence shall be consistent as to all Participants.

II. Except as provided for in this Amendment No. 1, all other provisions of the Plan shall remain in full force and effect.

    IN WITNESS WHEREOF, this Amendment No. 1 is executed this _____ day of January, 1999.

                              PP&L, INC.


                              By:_______________________________
                                  John M. Chappelear
                                  Chairman
                                  Employee Benefit Plan Board